Exhibit 1.2

OCONEE FINANCIAL CORPORATION

up to 149,066 Shares

COMMON SHARES

($2.00 Par Value)

Subscription Price $28.93 Per Share

AGENCY AGREEMENT

(this “Agreement”)

May 5, 2023

Performance Trust Capital Partners, LLC

500 West Madison, Suite 450

Chicago, Illinois 60661

Ladies and Gentlemen:

Oconee Financial Corporation, a Georgia corporation (the “Company”), the Company’s wholly owned subsidiary Oconee State Bank, a Georgia-chartered, non-member commercial bank (the “Bank,” each an “Oconee Party” and together with the Company, the “Oconee Parties”), and Elberton Federal Savings & Loan Association, a federally chartered mutual savings association (“Elberton,” and together with the Company and the Bank, the “Primary Parties”) hereby confirm, severally and not jointly, their agreement with Performance Trust Capital Partners, LLC (“Performance Trust” or the “Agent”), as follows:

Section 1. The Offering. The Company, in accordance with the Amended and Restated Agreement and Plan of Merger Conversion dated as of December 15, 2022 (the “Merger Agreement”) by and among the Company, the Bank and Elberton, intends to acquire Elberton in connection with Elberton’s conversion from the mutual form of organization to the stock form of organization (the “Conversion”), and immediately thereafter to cause Elberton to merge with and into the Bank, with the Bank as the resulting institution (the “Merger” and, together with the Conversion, the “Merger Conversion”). Pursuant to the Plan of Merger Conversion of Elberton Bank with Oconee State Bank, adopted by the Board of Directors of each of Elberton and the Bank (the “Plan,” and together with the Merger Agreement, the “Agreement and Plan”), the Company will offer and sell up to 149,066 shares of its common stock, $2.00 par value per share (the “Shares”), in a subscription offering (the “Subscription Offering”) to (1) depositors of Elberton with $50.00 or more on deposit as of the close of business on March 31, 2020 (“Eligible Account Holders”), (2) depositors of Elberton (other than officers or directors of Elberton) with $50.00 or more on deposit as of the close of business on the Supplemental Eligibility Record Date, as defined in the Plan (“Supplemental Eligible Account Holders”), and (3) any other person who is a member of Elberton in accordance with Elberton’s Bylaws and OCC regulations as of the Voting Record Date, as defined in the Plan (“Other Members”). Subject to the prior subscription rights of the above-listed parties, the Company may offer for sale in a community offering (the “Community

Offering” and, together with the Subscription Offering, the “Subscription and Community Offering”) the Shares not subscribed for or ordered in the Subscription Offering to members of the general public to whom a copy of the Offering Circular (as hereinafter defined) is delivered, with a preference given first to natural persons (including trusts of natural persons) residing in Elberton, Georgia or Elbert County, Georgia, next to stockholders of record of the Company as of the last day of the month immediately preceding the qualification of the Offering Statement, as defined below, and thereafter to cover orders of other members of the general public. Shares not subscribed for in the Subscription and Community Offering, if any, may be offered to the general public by Performance Trust on a best-efforts basis (the “Syndicated Offering” and together with the Subscription and Community Offering and Syndicated Offering, the “Offering”). The purchase of Shares in the Offering is subject to the maximum and minimum purchase limitations as described in the Plan and that the Company may reject, in whole or in part, any orders received in the Community Offering.

The Company has filed with the Securities and Exchange Commission (the “SEC”) an offering statement on Form 1-A (File No. 024-12151) (including any supplement or amendment, the “Offering Statement”), containing an Offering Circular relating to the Offering, for the qualification of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and has filed such amendments thereto and such amended Offering Circulars as may have been required to the date hereof. The term “Offering Statement” shall include any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended, including post-qualification amendments. The Offering Circular, as supplemented and amended, and including any documents incorporated by reference therein or exhibits thereto, on file with the SEC at the time the Offering Statement initially became qualified is hereinafter called the “Offering Circular,” except that if any Offering Circular is filed by the Company pursuant to Rule 253(g) of the rules and regulations of the SEC under the Securities Act (the “Securities Act Regulations”), the term “Offering Circular” shall refer to the Offering Circular filed pursuant to Rule 253(g) from and after the time said Offering Circular is filed with the SEC. The date on which the Offering Statement was or will be qualified with the SEC pursuant to Regulation A, the Securities Act and the Securities Act Regulations is the “Qualification Date.”

In accordance with the conversion regulations (the “Conversion Regulations”) of the Office of the Comptroller of the Currency (the “OCC”) set forth in 12 C.F.R. § 192, (i) Elberton has filed with the OCC an Application For Conversion on Form AC (together with any amendment or supplement, any ancillary documents or submissions, any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended, including post-approval amendments and supplements, the “Conversion Application”), including the Conversion Valuation Appraisal Report prepared by RP Financial, LC., dated as of October 28, 2022, and as amended or supplemented, regarding the estimated pro forma market value of Elberton (the “Appraisal”), and containing an Offering Circular relating to the Offering, and has filed such amendments thereof and such amended Offering Circulars as may have been required to the date hereof; (ii) the Company has submitted to the Board of Governors of the Federal Reserve System (the “FRB”) an FR Y-4 Application with respect to the acquisition of Elberton (together with any and all amendments or supplements thereto and any ancillary documents or submissions, the “Holding Company Application”); and (iii) the Bank and Elberton have filed an Interagency Bank Merger Act Application for the Merger with the FDIC (together with any supplements or amendments thereto or ancillary documents or submissions, and all documents incorporated by reference therein and all exhibits thereto, the “Interagency Application”). Collectively, the Conversion Application, the Holding Company Application and the Interagency Application are referred to as the “Applications.” The OCC has approved the Conversion Application and authorized the use of the Offering Circular. The FRB has approved the Holding Company Application. The FDIC has approved the Interagency Application.

Section 2. Retention of Agent; Compensation; Sale and Delivery of the Shares. Subject to the terms and conditions herein set forth, the Company hereby appoints the Agent as its exclusive financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for Shares and to advise and assist the Company with respect to the Company’s sale of the Shares in the Offering.

On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the Company and, to the extent applicable, Elberton, as to the matters set forth in (A) the letter agreement, dated January 4, 2021, between Elberton and the Agent relating to the Agent serving as Stock Information Center Manager in the Offering and Conversion (the “Conversion Engagement Letter”) and (B) the letter agreement, dated January 4, 2021, among the Company, Elberton and the Agent relating to financial advisory and investment banking services in connection with the Merger (the “Merger Conversion Letter”) and the (C) the letter agreement, dated January 4, 2021, between the Company and the Agent relating to the Company acting as exclusive marketing agent in the Offering (the “Offering Engagement Letter”) (copies of which are attached hereto as Exhibit A). Each of the Primary Parties acknowledges that the Agent shall not be required to purchase any Shares or be obligated to take any action that is inconsistent with all applicable laws, regulations, decisions or orders.

The obligations of the Agent pursuant to this Agreement shall terminate upon termination of the Offering (the “End Date”). All fees or expenses due to the Agent but unpaid will be payable to the Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date.

In the event the Company is unable to sell a minimum of 110,180 Shares within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Shares the full amount which the Company may have received from them plus accrued interest, as set forth in the Offering Circular; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 9, 11 and 12 hereof. The Agent will receive the following compensation for its services hereunder:

(a)

Pursuant to the Conversion Engagement Letter, at the effective time of the Conversion, Elberton will pay Agent a stock information center manager fee of $35,000 and a proxy solicitation manager fee of $25,000.

(b)

Pursuant to the Merger Engagement Letter, each of the Company and Elberton will pay the Agent (i) a fee of $15,000 at the time of the signing of the Merger Engagement Letter and (ii) an additional $25,000 at the time of the signing of the Merger Agreement, all of which has been paid as of the date of this Agreement. Additionally, the Company will pay Agent a success fee of $95,000 at the time of the Closing of the Merger.

(c)

Pursuant to the Offering Engagement Letter, if the Offering is consummated, the Company agrees to pay Agent a service fee of seven percent (7.00%) of the aggregate actual purchase price of the shares of Common Stock sold in the Offering. For purposes of this Agreement, the term “Actual Purchase Price” means the price at which the Shares of Common Stock are sold in the Offering.

(d)

Pursuant to the Conversion Engagement Letter, Elberton agrees to reimburse Performance Trust, upon request made from time to time, for its reasonable out-of-pocket expenses incurred in connection with its engagement for services thereunder, regardless of whether the Offering is consummated, including, without limitation, travel, lodging, food, telephone, postage, communications and other similar expenses, up to a maximum of $10,000. Pursuant to the Offering Engagement Letter, the Company agrees to reimburse Performance Trust, upon request made from time to time, for its reasonable out-of-pocket expenses incurred in connection with its engagement thereunder, regardless of whether the Offering is consummated, including, without limitation, legal fees and expenses, communications, syndication and travel expenses, up to a maximum of $45,000 for legal fees and expenses and a maximum of $10,000 for all other out-of-pocket expenses for a total of a maximum of $55,000; provided, however, in the event that a Syndicated Community Offering is conducted, such expense reimbursement amount shall be increased to a maximum of $60,000; and provided, further, that Performance Trust shall document such expenses to the reasonable satisfaction of the Company. The provisions of this paragraph are not intended to apply to or in any way impair the indemnification provisions contained in this Agreement.

(e)

The Oconee Parties will bear the expenses of the Offering customarily borne by issuers, including, without limitation: regulatory filing fees, SEC, blue sky and Financial Industry Regulatory Authority (“FINRA”) filing and registration fees; Depository Trust Company (“DTC”) eligibility fees; the fees of the Oconee Parties’ accountants, attorneys, appraiser, transfer agent and registrar, printing, mailing and marketing and syndicate expenses associated with the Offering; and fees for blue sky legal work. If Agent incurs expenses on behalf of any of the Primary Parties, the responsible party will reimburse Agent for such expenses upon receipt by such party of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agent, the Agent will be paid the fees and reimbursements due to the date of such termination pursuant to subparagraphs (a) through (e) above.

Full payment of the Agent’s expenses and compensation as set forth in this Section 2 shall be made in next day clearinghouse funds on the earlier of the Closing Date or a determination by the Company or the Bank to terminate or abandon the Offering.

Section 3. Sale and Delivery of Shares. If all conditions precedent to the consummation of the Merger Conversion, including, without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates or electronic statements representing ownership for such Shares on the Closing Date against payment to the Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Company until the conditions specified in Section 10 hereof shall have been complied with. The release of Shares against payment therefor shall be made on a date and at a place acceptable to the Company and the Agent as set forth in Section 16. Certificates or statements of ownership representing ownership for shares shall be delivered directly to the purchasers in accordance with their directions as provided by the Company to the Company’s registrar and transfer agent. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the “Closing Date.”

Section 4. Representations and Warranties of the Oconee Parties. The Oconee Parties jointly and severally represent and warrant to and agree with the Agent as follows:

(a) The Offering Statement and any post-qualification amendment thereto, each in the form heretofore delivered to the Agent, have been declared qualified by the SEC, and no other document with respect to the Offering Statement has been filed with the SEC. No stop order suspending the qualification of the Offering Statement (including the Offering Circular) or any post-qualification amendment thereto, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the SEC.

(b) The Offering Statement and the Offering Circular, at the time it was filed, conformed in all material respects to the requirements of the Securities Act, the rules and regulations of the SEC thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) On the date the Offering Statement is deemed qualified by the SEC and on the Closing Date, neither the Offering Statement nor the Offering Circular (together with any supplement or amendment) contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(d) Neither the Company, nor any predecessor of the Company, nor any other issuer affiliated with the Company, nor any director or executive officer of the Company or other officer of the Company participating in the Offering, nor any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, nor any promoter connected with the Company, is subject to the disqualification provisions of Rule 262 of the Securities Act Rules and Regulations.

(e) Any statistical and market-related data contained in the Offering Circular and the Offering Statement are based on or derived from sources which the Oconee Parties believe were reliable and accurate at the time they were filed with the SEC. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Offering Statement or the Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(f) Neither the Company nor the Bank has directly or indirectly distributed or otherwise used, and will not, without the prior consent of the Agent, directly or indirectly distribute or otherwise use, any Offering Circular or other offering material (including, without limitation, content on the Company’s or the Bank’s website that may be deemed to be an Offering Circular or other offering material) in connection with the Offering and the sale of the Shares.

(g) At the time of filing the Offering Statement and at the date hereof, the Company met the conditions required by Rule 251(b) for eligibility to offer and sell the Shares pursuant to the exemption under Section 3(b) of the Securities Act.

(h) The Interagency Application has been approved by the FDIC and the Georgia Department of Banking and Finance (the “GDBF”) and such approval remains in full force and effect. All required waiting periods have elapsed and all conditions of such approval have been satisfied. The Interagency Application did and will comply as to form in all material respects with all applicable rules and regulations of the FDIC (except as modified or waived by the FDIC).

(i) The Holding Company Application has been approved by the FRB and such approval remains in full force and effect. The Holding Company Application did and will comply as to form in all material respects with all applicable rules and regulations of the FRB (except as modified or waived by the FRB).

(j) Other than the approval of the Interagency Application by the FDIC and the GDBF, the approval of the Holding Company Application by the FRB and the grant of qualification of the Offering Statement by the SEC thereof, no applications or notices are required to be filed by the Oconee Parties with, and no approvals, authorizations or non-objections are required by the Oconee Parties from, the SEC, the FDIC, the FRB, the GDBF or any other federal, state, local or foreign court, arbitrator, regulatory authority, self-regulatory organization, or governmental agency or body (each, a “Governmental Authority”) with respect to the Merger Conversion.

(k) The Plan has been adopted by the Board of Directors of each of the Bank and the Company. To the knowledge of the Oconee Parties, no person has sought to obtain review of the final action of the FDIC, the GDBF, the OCC or any Governmental Authority in approving the Applications and the Merger Conversion or in not objecting thereto.

(l) The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Georgia and is duly authorized to conduct its business and own its property as described in the Offering Statement and the Offering Circular. The Oconee Parties have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses, except those that individually or in the aggregate would not have a material adverse effect on the conduct of the business, financial condition, results of operations, affairs or prospects (a “Material Adverse Effect”) of the Oconee Parties, taken as a whole. All such licenses, permits and governmental authorizations are in full force and effect, and the Oconee Parties are in compliance with all material laws, rules, regulations and orders applicable to the operation of their respective businesses. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification. The Company does not own equity securities or any equity interest in any other business enterprise except the Bank or as described in the Offering Statement and the Offering Circular. The authorized capital stock of the Company consists of 1,500,000 shares of common stock, par value $2.00 per share (the “Company Common Stock”). Prior to the Offering, there are 896,497 shares of Company Common Stock issued and outstanding. All outstanding shares of Company Common Stock have been duly and validly authorized and issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws and conform in all material respects to the description of the Shares contained in the Offering Circular. No such shares were issued in violation of the preemptive or similar rights of any security holder of the Company. At the Closing, (i) all of the Shares offered and sold in the Offering will be duly authorized, validly issued and fully paid and non-assessable and owned free and clear of any security interest, mortgage, pledge, lien, encumbrances or legal or equitable claim, and (ii) there will be no outstanding warrants or options to purchase any securities of the Company.

(m) The Company’s only direct or indirect subsidiary is the Bank. The Bank is duly chartered and is validly existing as a Georgia-chartered, non-FRB member bank, and is in good standing under the laws of Georgia and the rules and regulations of the GDBF, with power and authority to own its properties and conduct its business as described in each of the Offering Statement and the Offering Circular, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All of the issued shares of capital stock of the Bank have been duly authorized and validly issued and are fully paid and non-assessable and are owned directly by the Company free and clear of any pledge, lien, encumbrance, claim or equity. The Company does not, and following the Merger Conversion will not, own or control, directly or indirectly, any corporation, association or other entity other than the Bank.

(n) Except as described in the Offering Circular there are no encumbrances or restrictions or requirements or material legal restrictions or requirements required to be described therein, on the ability of the Company or the Bank (i) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to another party, (ii) to make any loans or advances to, or investments in, another party or (iii) to transfer any of its property or assets to another party.

(o) The Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation, except where the failure to do so would not have a Material Adverse Effect on the Oconee Parties, taken as a whole. Neither the Bank, nor any of its directors, officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

(p) The Bank is a member of the Federal Home Loan Bank of Atlanta (“FHLB-Atlanta”). The deposit accounts of the Bank are, and following the Merger Conversion will be, insured by the FDIC up to the applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company or the Bank, threatened.

(q) The Oconee Parties have good and marketable title to all real property and good title to all other assets material to the business, financial condition, results of operations, capital, properties and assets of the Oconee Parties and to those properties and assets described in the Offering Circular as owned by them, in each case free and clear of all liens, charges, encumbrances, restrictions or other claims except such as are described in the Offering Circular or as would not be reasonably expected to have a Material Adverse Effect on the Oconee Parties, taken as a whole; and all of the leases and subleases material to the business of the Oconee Parties, including those described in the Offering Circular, are in full force and effect.

(r) The Company has received an opinion of its special counsel, Alston & Bird LLP (“Alston & Bird”), with respect to the federal income tax consequences of the Merger Conversion and an opinion of its tax advisor, Mauldin & Jenkins, with respect to the Georgia income tax consequences of the Merger Conversion, and all material aspects of such opinions are accurately summarized in the Offering Circular. The Company represents and warrants that the facts upon which such opinions are based are truthful, accurate and complete in all material respects, and the Company will not take any action inconsistent therewith.

(s) The Oconee Parties have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof; and the Company has all such power, authority, authorizations, approvals and orders as may be required to to issue and sell the Shares to be sold by the Company as provided herein and as described in the Offering Circular. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of each of the Oconee Parties. This Agreement has been validly executed and delivered by each of the Oconee Parties and, assuming due execution and delivery by the Agent and by Elberton, is the valid, legal and binding agreement of each of the Oconee Parties, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or the rights of creditors of savings associations, the accounts of whose subsidiaries are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 11 and 12 hereof may be unenforceable as against public policy or pursuant to applicable Federal or Georgia law or the rules and regulations of the FDIC, GDBF, FRB or the OCC).

(t) The Oconee Parties have all such power, authority, authorizations, approvals and orders as may be required to enter into the Merger Agreement and to carry out the provisions and conditions thereof. The execution, delivery and performance of the Merger Agreement and the consummation of the transactions therein contemplated have been duly and validly authorized by all necessary corporate action on the part of each of the Oconee Parties. The Merger Agreement has been validly executed and delivered by each of the Oconee Parties and, assuming the due execution thereof by Elberton, is the valid, legal and binding agreement of each of the Oconee Parties, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or the rights of creditors of savings associations, the accounts of whose subsidiaries are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 11 and 12 hereof may be unenforceable as against public policy or pursuant to applicable Federal or Georgia law or the rules and regulations of the FDIC, GDBF, FRB or the OCC).

(u) None of the Oconee Parties is in violation of any directive received from the SEC, the FRB, the FDIC, GDBF or any other Governmental Authority to make any material change in the method of conducting its business so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the SEC, the FDIC, the GDBF and the FRB) and, except as may be set forth in the Offering Circular, there is no suit or proceeding or charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the knowledge of the Oconee Parties, threatened, which would reasonably be expected to materially and adversely affect the Merger Conversion, the performance of this Agreement, or the consummation of the transactions contemplated in the Plan and the Merger Agreement as described in the Offering Statement, or that might result in any Material Adverse Effect on the Oconee Parties, taken as a whole.

(v) The financial statements, schedules and notes related thereto that are included in the Offering Circular fairly present the balance sheets, statements of income, statement of comprehensive income, statement of changes in stockholders’ equity and statements of cash flows of the Company, and pro forma information regarding the Company following the Merger Conversion, at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations and of applicable Governmental Authorities. Such financial statements, schedules and notes related thereto have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied through the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Company or the Bank with the FDIC, GDBF or FRB or contained in the filings, if any, of the Company under the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that accounting principles employed in such regulatory filings with the FDIC, GDBF and the FRB conform to the requirements of the FDIC, GDBF or the FRB, as applicable, and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Offering Circular present fairly the information shown therein on a basis consistent with the audited consolidated financial statements of the Company included in the Offering Circular, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

(w) Each of the Oconee Parties carries, or is covered by, insurance in such amounts and covering such risks as are prudent and customary in the business in which they are engaged, and all policies of insurance insuring the Company or the Bank are in full force and effect. Each Oconee Party is in compliance with the terms of such insurance policies and instruments in all material respects and there are no claims by any of them under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. No Oconee Party has been refused any insurance coverage sought or applied for, nor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(x) Since the respective dates as of which information is given in the Offering Circular: (i) there has not been any material adverse change, financial or otherwise, in the financial condition, earnings, capital, properties, business or prospects of the Oconee Parties considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of the Oconee Parties considered as one enterprise, or in the principal amount of assets that are classified by any of such entities as impaired, substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of the Oconee Parties considered as one enterprise, nor have any of the Oconee Parties issued any securities or incurred any liability or obligation for borrowing other than in the ordinary course of business, except as described in the Offering Circular; (iii) there have not been any material transactions entered into by any of the Oconee Parties; (iv) there has been no material adverse change in any of the Oconee Parties’ relationships with its insurance carriers, including, without limitation, cancellation or other termination of any fidelity bond or any other type of insurance coverage; (v) there has been no material change in management of any of the Oconee Parties; (vi) none of the Oconee Parties has sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (vii) the Oconee Parties have not defaulted in the payment of principal or interest on any outstanding debt obligations; (viii) except as disclosed in or contemplated by the Offering Circular, there has been no dividend or distribution of any kind declared, paid or made by the Oconee Parties on any class of their capital stock; (ix) the capitalization, liabilities, assets, properties and business of the Oconee Parties conform in all material respects to the descriptions thereof contained in the Offering Circular; and (x) the Oconee Parties have no material liabilities, contingent or otherwise, except as set forth in the Offering Circular.

(y) None of the Oconee Parties is currently in violation of its respective articles of incorporation or charter, as applicable, or its bylaws, or will be in violation of its articles of incorporation or charter, as applicable, or its bylaws, upon completion of the Merger Conversion. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not: (i) conflict with or constitute a breach of, or default under, or result in the creation of any lien, charge or encumbrance upon any of the assets of any of the Oconee Parties pursuant to its articles of incorporation or charter, as applicable, or bylaws or any contract, lease or other instrument in which any of the Oconee Parties has a beneficial interest or to which it is a party, or any law or statute or any order, rule or regulation of any Governmental Authority having jurisdiction over any of the Oconee Parties or any of their properties; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to any of the Oconee Parties, except for such violations that would not have a Material Adverse Effect on the Oconee Parties, taken as a whole; or (iii) result in the creation of any material lien, charge or encumbrance upon any property of any of the Oconee Parties.

(z) Except as disclosed in the Offering Circular, each of the Oconee Parties is conducting its respective business in compliance with all statutes, laws, rules, regulations, judgments, decisions, directives, orders and decrees of any Governmental Authority (including, without limitation, all regulations and orders of, or agreements with the FDIC, GDBF and the FRB) applicable to it, except where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Oconee Parties, taken as a whole.

(aa) No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the qualification of the Shares under the Securities Act, as may be required under the rules and regulations of FINRA and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the offer, sale, purchase or distribution of the Shares.

(bb) No Oconee Party, or, to the their knowledge, any director, officer, agent, employee or affiliate of any Oconee Party, is (a) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or relevant sanctioning authority; and (b) located, organized or a resident in a country or territory that is the subject of such sanctions (including, without limitation, Burma/Myanmar, Crimea, Cuba, Iran, North Korea, Sudan and Syria). The Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture, partner or other person or entity, to finance the activities of any person, or engage in dealings or transactions with any person, or in any country, or territory, subject to any U.S. sanctions administered by OFAC or relevant sanctioning authority.

(cc) All documents made available or delivered by, or to be made available to or delivered by a Oconee Party or its representative in connection with the issuance and sale of the Shares, or in connection with the Agent’s exercise of due diligence, except for those documents that were prepared by parties other than the Oconee Parties or their representatives, to the knowledge of the Oconee Parties, were, on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

(dd) Upon consummation of the Offering and the Merger Conversion, the authorized, issued and outstanding equity capital of the Company will be within the Company’s authorized shares of common stock in its Articles of Incorporation; the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Offering Circular, will be duly and validly issued, fully paid and non-assessable; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, no preemptive rights exist with respect to the Shares; and the terms and provisions of the Shares will conform in all material respects to the description thereof contained in the Offering Circular. Upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

(ee) No default exists, and no event has occurred that, with notice or lapse of time or both, would constitute a default, on the part of any of the Oconee Parties in the due performance and observance of any term, covenant, agreement, obligation, representation, warranty or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement, lease, license, permit or any other instrument or agreement to which any of the Oconee Parties is a party or by which any of them or any of their respective property is bound or affected, which, in any such case, could have, individually or in the aggregate with other breaches, violations or defaults, a Material Adverse Effect on the Oconee Parties, taken as a whole; each of such agreements is in full force and effect and is the legal, valid and binding agreement of such Oconee Party, as applicable, and, to the knowledge of each Oconee Party, the other parties thereto, is enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity; and no other party to any such agreement has instituted or, to the knowledge of any Oconee Party, threatened any action or proceeding wherein any Oconee Party would or might be alleged to be in default thereunder where such action or proceeding, if determined adversely to such Oconee Party, would have a Material Adverse Effect on the Oconee Parties, taken as a whole. There are no contracts or documents that are required to be filed as exhibits to the Offering Statement or described in the Offering Circular, which are not so filed or described as required, and such contracts and documents as are summarized in the Offering Circular are fairly summarized in all material respects. No Oconee Party has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Offering Circular or Offering Statement, or filed as an exhibit to the Holding Company Application, the Interagency Application or the Offering Statement, and, to the knowledge of each Oconee Party, no such termination has been threatened by any party to any such contract or agreement.

(ff) Subsequent to the date the Offering Circular is authorized for use by the SEC and the OCC and the Qualifying Date of the Offering Statement, and prior to the Closing Date, except as otherwise may be indicated or contemplated in the Offering Circular, none of the Oconee Parties has or will have issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Offering Circular in the ordinary course of its business.

(gg) No Oconee Party maintains any “pension plan,” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), except as may be disclosed in the Offering Statement and the Offering Circular. In addition, (i) the employee benefit plans, including any pension plans and employee welfare benefit plans, of the Oconee Parties (the “Employee Plans”) have been operated in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), all regulations, rulings and announcements promulgated or issued thereunder and all other applicable laws and governmental regulations, (ii) no reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of the Oconee Parties for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation, (iii) no prohibited transaction under Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of the Oconee Parties and (iv) all Employee Plans of the Oconee Parties that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, except to the extent such non-compliance, reportable event or prohibited transaction would not have, individually or in the aggregate, a Material Adverse Effect on the Oconee Parties, taken as a whole. There are no pending or, to the knowledge of the Oconee Parties, threatened, claims by or on behalf of any Employee Plan of the Oconee Parties, by any employee or beneficiary covered under any such Employee Plan or by any Governmental Authority, or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits).

(hh) No approval of any Governmental Authority is required in connection with the execution and delivery by the Oconee Parties of this Agreement, the completion of the Merger Conversion, or the issuance of the Shares, except for the approval of the FDIC, the GDBF, the OCC and the FRB, declaration of qualification of the Offering Statement by the SEC and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of FINRA.

(ii) Mauldin & Jenkins, which has certified the audited financial statements of the Company included in the Offering Circular, has advised the Company in writing that they are, with respect to the Company, independent registered public accountants within the applicable rules of the Public Company Accounting Oversight Board (United States) and the FDIC.

(jj) The Oconee Parties have timely filed or extended all required federal, state and local tax returns; paid all taxes that have become due and payable in respect of such returns or otherwise, except where permitted to be extended or where such taxes may be contested in good faith; and made adequate reserves for similar future tax liabilities. No deficiency has been asserted with respect thereto by any taxing authority. None of the Oconee Parties has any knowledge of any tax deficiency that has been or might be assessed against it that, if the subject of an unfavorable decision, ruling or finding, could have, individually or in the aggregate with other tax deficiencies, a Material Adverse Effect on the Oconee Parties, taken as a whole. All material tax liabilities have been adequately provided for in the financial statements of the Company in accordance with GAAP. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the Oconee Parties or with the issuance or sale by the Company of the Shares.

(kk) To the extent applicable, all disclosures contained in the Offering Statement and the Offering Circular, including the documents incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the Securities Act) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act.

(ll) The Bank is in compliance in all material respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder. The Bank has established compliance programs and are in compliance in all material respects with the requirements of the USA PATRIOT Act and all applicable regulations promulgated thereunder, and, except as disclosed in the Offering Circular, there is no charge, investigation, action, suit or proceedings before any Governmental Authority pending or, to the knowledge of the Bank, threatened regarding the Bank’s compliance with the USA PATRIOT Act or any regulations promulgated hereunder.

(mm) All Sales Information (as defined in Section 11(a)) used by the Company in connection with the Offering that is required by the FDIC, the GDBF, the OCC, the FRB or the SEC to be filed has been filed with the FDIC, the GDBF, the OCC, the FRB or the SEC, as applicable.

(nn) None of the Oconee Parties or, to the knowledge of the Oconee Parties, any employee of any of the Oconee Parties, has made any payment of funds of the Oconee Parties as a loan to any person for the purchase of Shares or has made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(oo) None of the Oconee Parties have: (i) issued any securities within the last 18 months (except for notes to evidence bank loans and reverse repurchase agreements or other liabilities in the ordinary course of business or as described in the Offering Circular); (ii) had any material dealings within the 12 months prior to the date hereof with any member of FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of United States government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; or (iv) engaged any intermediary between the Agent and the Primary Parties in connection with the offering of the Shares, and no person is being compensated in any manner for such service.

(pp) The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the SEC Regulations or the interpretations thereof by the SEC or that would fail to come within the safe harbor for integration under Regulation A.

(qq) The Oconee Parties have not relied upon the Agent or its legal counsel for any legal, tax or accounting advice in connection with the Offering or the Merger Conversion.

(rr) None of the Oconee Parties is, or, after giving effect to the offering and sale of the Shares, and after receipt of payment for the Shares and the application of the proceeds thereof, will be an “investment company,” an entity “controlled” by an “investment company” or an “investment adviser” within the meaning of the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended.

(ss) The Oconee Parties own, or have valid, binding, enforceable and sufficient licenses or other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Offering Circular (collectively, the “Oconee Parties’ Intellectual Property”). The Oconee Parties’ Intellectual Property is valid, subsisting and enforceable, and none of the patents owned or licensed by the Oconee Parties is unenforceable or invalid. To the Oconee Parties’ knowledge, no Oconee Party has infringed or otherwise violated any intellectual property rights of any third person nor is obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with any of the Oconee Parties’ Intellectual Property. No person has asserted in writing, or to the Oconee Parties’ knowledge, threatened to assert any claim against, or notified, the Oconee Parties that (i) the Oconee Parties have infringed or otherwise violated any intellectual property rights of any third person, (ii) the Oconee Parties are in breach or default of any contract under which any of the Oconee Parties’ Intellectual Property is provided, (iii) such person will terminate a contract described in clause (ii) or adversely alter the scope of the rights provided thereunder or (iv) otherwise concerns the ownership, enforceability, validity, scope, registerability, interference, use or the right to use, any of the Oconee Parties’ Intellectual Property. To the knowledge of each Oconee Party, no third party is infringing or otherwise violating any of the Oconee Parties’ Intellectual Property.

(tt) None of the Oconee Parties, or any properties owned or operated by them, is in violation of, or liable under, any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect on the Oconee Parties, taken as a whole. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the knowledge of the Oconee Parties, threatened relating to the liability of any property owned or operated by them under any Environmental Law. To the knowledge of the Oconee Parties, there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Primary Parties relating to any Environmental Law. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(uu) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounts or assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(vv) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounts or assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the knowledge of the Company, Mauldin & Jenkins and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal accounting controls. Since the date of the most recent evaluation of disclosure controls and procedures, there have been no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ww) Subject to Section 23, no Oconee Party is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from (including, without limitation, any notification from the FDIC, the GDBF or the FRB of a proposal to increase the minimum capital requirements of a Oconee Party) or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has any Oconee Party been advised by any Regulatory Agency that such Regulatory Agency is considering issuing or requesting any such Regulatory Agreement. Subject to Section 23, there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or the Bank that, in the reasonable judgment of the Oconee Parties, is expected to result in a Material Adverse Effect. The term “Regulatory Agency” means any Governmental Authority having supervisory or regulatory authority with respect to the Oconee Parties, including, but not limited to, the FDIC, the GDBF, the FRB and any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of deposits.

(xx) There are no legal or governmental actions, suits, investigations or proceedings before or by any Governmental Authorities, now pending or, to the Oconee Parties’ knowledge, threatened or contemplated by Governmental Authorities or threatened by others, to which any Oconee Party is a party or of which any property or asset of any Oconee Party is the subject (i) that are required to be disclosed in the Offering Statement by the Securities Act or by the Securities Act Regulations and not disclosed therein, or (ii) that, if determined adversely to such Oconee Party, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Oconee Parties, taken as a whole.

(yy) Neither the Company nor any affiliate of the Company nor any person acting on their behalf has taken, nor will take, directly or indirectly, any action that is designed to or that has constituted or that would be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

(zz) No relationship, direct or indirect, exists between or among any Oconee Party, on the one hand, and the directors, officers, shareholders, customers or suppliers of such Oconee Party, on the other, that is required by the Securities Act to be described in the Offering Statement or Offering Circular and that is not so described.

(aaa) Except as described in the Offering Circular, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, which may have a material current or future effect on the Company’s consolidated financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(bbb) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act applicable to it and will comply with those provisions of the Sarbanes-Oxley Act that will become effective in the future upon their effectiveness. The Company is in compliance in all material respects with the applicable rules and regulations for quotation of its common stock on the OTCQX marketplace.

(ccc) All of the loans represented as assets of the Oconee Parties in the Offering Statement or Offering Circular meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a Material Adverse Effect on the Oconee Parties, taken as a whole.

(ddd) To the Oconee Parties’ knowledge, there are no affiliations or associations between any member of FINRA and any of the Oconee Parties’ officers, directors or 5% or greater security holders.

(eee) The Company has taken all actions necessary to obtain at the Closing Date a blue sky memorandum from Alston & Bird.

(fff) Any certificates signed by an officer of the Company pursuant to the terms and conditions of this Agreement and delivered to the Agent or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Company to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

Section 5. Representations and Warranties of Elberton. Elberton represents and warrants to and agrees with the Agent as follows:

(a) The Offering Circular and any further amendments or supplements to the Offering Circular will conform, in all material respects to the requirements of the Conversion Regulations and the rules and regulations of the OCC, except to the extent that Elberton has a written waiver from any such rule or regulation from the OCC.

(b) Elberton has not, directly or indirectly, distributed or otherwise used, and will not, without the prior consent of the Agent, directly or indirectly distribute or otherwise use, any Offering Circular or other offering material (including, without limitation, content on Elberton’s website that may be deemed to be an Offering Circular or other offering material) in connection with the Offering and the sale of the Shares.

(c) Elberton is, and shall be until the completion of the Conversion, a duly organized and validly existing federally chartered savings association in mutual form and is duly authorized to conduct its business as described in the Offering Circular. No shares of stock or other equity securities of Elberton are currently, and none will be, issued and outstanding prior to the issuance by Elberton of its common stock to the Company in connection with the Merger Conversion. The activities of Elberton are permitted by the rules, regulations and practices of the OCC. Elberton has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not have a Material Adverse Effect on Elberton, and all such licenses, permits and other governmental authorizations are in full force and effect. All of the issued and outstanding capital stock of Elberton issued in the Merger Conversion will be duly and validly issued to the Company and, when issued and delivered by Elberton pursuant to the Plan against payment of the consideration in accordance with the Plan, will be fully paid and non-assessable. As of the completion of the Conversion, prior to the Merger, the Company will directly own all of the outstanding capital stock of Elberton free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction of any kind. Elberton does not own equity securities or any equity interest in any other business enterprise and does not own any subsidiaries.

(d) The Conversion Application, including the Offering Circular and the proxy statement for the solicitation of proxies from the members of Elberton for the special meeting to approve the Agreement and Plan (the “Proxy Statement”), which was prepared by Elberton and filed with the OCC, has been approved by the OCC and the related Offering Circular, Proxy Statement and supplemental sales literature have been authorized for use by the OCC. No stop order has been issued by the OCC preventing or suspending the use of the Offering Circular or the Proxy Statement and no proceedings therefor have been initiated or, to the knowledge of Elberton, threatened by the OCC. At the time of the approval of the Conversion Application, including the Offering Circular and Proxy Statement contained therein (including any amendment or supplement), by the OCC and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Offering Circular and the Proxy Statement (including any amendment or supplement thereto), will comply in all material respects with the Conversion Regulations and the rules and regulations of the OCC, except to the extent waived in writing or otherwise approved in writing by the OCC. At the time of approval of the Conversion Application and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Offering Circular and the Proxy Statement (including any amendment or supplement thereto) and any information regarding Elberton contained in Sales Information authorized by Elberton for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and at the Closing Date, the Offering Circular (including any amendment or supplement thereto) and any information regarding Elberton contained in Sales Information will contain all statements that are required by the Conversion Regulations to be stated therein and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section shall not apply to information related to the Oconee Parties or which was provided by the Oconee Parties for inclusion in the Offering Circular or to statements or omissions in reliance upon and in conformity with written information furnished to Elberton or the Company by the Agent or its counsel expressly regarding the Agent for use in the Offering Circular.

(e) Elberton has filed the Conversion Application, including the Offering Statement and supplemental sales literature, with the OCC. Other than the approval of Conversion Application by the OCC and the qualification by the SEC of the Offering Statement of which the Offering Circular forms a part, no approval of any other Governmental Authority is required by Elberton in connection with the distribution of the Offering Circular and any supplemental sales literature that has not been obtained and a copy of which has been delivered to the Agent. Elberton has not distributed any offering material in connection with the Offering except for the Offering Circular and the Offering Statement and any supplemental sales literature that has been filed with the Conversion Application and authorized for use by the OCC. Any information regarding Elberton contained in the supplemental sales literature does not conflict in any material respect with information contained in the Conversion Application and the Offering Circular.

(f) The records used by Elberton to determine the identities of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are true, accurate and complete in all material respects.

(g) RP Financial, LC., which has prepared the Appraisal, has advised Elberton in writing that it is independent of Elberton within the meaning of the Conversion Regulations and is believed by Elberton to be experienced and expert in the valuation and the appraisal of business entities, including savings institutions, and, to Elberton’s knowledge, RP Financial, LC. has prepared the appraisal information set forth in the Offering Circular in accordance with the requirements of the Conversion Regulations.

(h) Any statistical and market related data regarding Elberton contained in the Offering Circular and the Offering Statement are based on or derived from sources that Elberton believes were reliable and accurate at the time they were filed with the SEC. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) with respect to Elberton contained in the Offering Statement or the Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(i) Each of the Interagency Application and the Conversion Application have been approved by the FDIC, the GDBF and the OCC, as applicable, and such approvals remain in full force and effect. All required waiting periods have elapsed and all conditions of such approvals have been satisfied. The Interagency Application and the Conversion Application did and will comply as to form in all material respects with all applicable rules and regulations of the FDIC and the OCC (except as modified or waived by the FDIC or the OCC), respectively.

(j) Other than the approval of the Conversion Application by the OCC, the Interagency Application by the FDIC and the GDBF and the approvals of the OCC and the FRB, declaration of qualification of the Offering Statement by the SEC and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of FINRA, no applications or notices are required to be filed by Elberton with, and no approvals, authorizations or non-objections are required by Elberton from, the SEC, the OCC, the FDIC, the GDBF or the FRB or any other Governmental Authority with respect to the Merger Conversion.

(k) The Plan has been adopted by the Board of Directors of Elberton, and the offer and sale of the Shares in accordance with the Plan will have been conducted in all material respects in compliance with the Conversion Regulations, the Applications and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Merger Conversion imposed upon Elberton by any Governmental Authority, except to the extent waived or otherwise approved by such Governmental Authority, and in the manner described in the Offering Circular. To the knowledge of Elberton, no person has sought to obtain review of the final action of the OCC or any other Governmental Authority in approving the Merger Conversion or in not objecting thereto.

(l) Except as described in the Offering Circular or as prohibited by applicable law, there are no encumbrances or restrictions or requirements or material legal restrictions or requirements required to be described therein, on the ability of Elberton (i) to make any distributions or to pay any indebtedness owed to another party, (ii) to make any loans or advances to, or investments in, another party or (iii) to transfer any of its property or assets to another party.

(m) Elberton has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation, except where the failure to do so would not have a Material Adverse Effect on Elberton. Neither Elberton nor any of its directors, officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

(n) Elberton is a member of the FHLB-Atlanta. The deposit accounts of Elberton are, and until the Merger Conversion will be, insured by the FDIC up to the applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of Elberton, threatened.

(o) Elberton does not have, and at the Closing Date will not have, any direct or indirect subsidiaries.

(p) Elberton has good and marketable title to all real property and good title to all other assets material to its business, financial condition, results of operations, capital, properties and assets, in each case free and clear of all liens, charges, encumbrances, restrictions or other claims or as would not be reasonably expected to have a Material Adverse Effect on Elberton; and all of the leases and subleases material to the business of Elberton are in full force and effect.

(q) Elberton has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of Elberton. This Agreement has been validly executed and delivered by Elberton and, assuming due execution and delivery by the Agent and the Oconee Parties, is the valid, legal and binding agreement of Elberton, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or the rights of creditors of savings associations, the accounts of which are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 11 and 12 hereof may be unenforceable as against public policy or pursuant to applicable Federal law and the rules and regulations of the OCC).

(r) Elberton has all such power, authority, authorizations, approvals and orders as may be required to enter into the Merger Agreement and to carry out the provisions and conditions thereof. The execution, delivery and performance of the Merger Agreement and the consummation of the transactions therein contemplated have been duly and validly authorized by all necessary corporate action on the part of Elberton. The Merger Agreement has been validly executed and delivered by Elberton and, assuming the due execution thereof by each of the Oconee Parties, is the valid, legal and binding agreement of Elberton, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or the rights of creditors of savings associations, the accounts of which are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 11 and 12 hereof may be unenforceable as against public policy or pursuant to applicable Federal law and the rules and regulations of the OCC).

(s) Except as previously disclosed to the Agent and the Oconee Parties and subject to Secton 23, Elberton is not in violation of any directive received from the OCC or any other Governmental Authority to make any material change in the method of conducting its business so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OCC) and there is no suit or proceeding or charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the knowledge of Elberton, threatened, which would reasonably be expected to materially and adversely affect the Merger Conversion, the performance of this Agreement, or the consummation of the transactions contemplated in the Plan and the Merger Agreement as described in the Offering Statement, or that might result in any Material Adverse Effect on Elberton.

(t) The financial, statistical and pro forma information and related notes included in the Offering Circular regarding Elberton present fairly the information shown therein on a basis consistent with the audited financial statements of Elberton.

(u) Elberton carries, or is covered by, insurance in such amounts and covering such risks as are prudent and customary in the business in which it is engaged, and all policies of insurance insuring Elberton are in full force and effect. Elberton is in compliance with the terms of such insurance policies and instruments in all material respects and there are no claims by Elberton under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Elberton has not been refused any insurance coverage sought or applied for, nor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(v) Since the respective dates as of which information is given in the Offering Circular: (i) there has not been any material adverse change, financial or otherwise, in the financial condition, earnings, capital, properties, business or prospects of Elberton, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of Elberton or in the principal amount of assets that are classified by Elberton as impaired, substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of Elberton, nor has Elberton issued any securities or incurred any liability or obligation for borrowing other than in the ordinary course of business, except for shares issued to the Company by Elberton in connection with the Merger Conversion; (iii) there have not been any material transactions entered into by Elberton; (iv) there has been no material adverse change in Elberton’s relationship with its insurance carriers, including, without limitation, cancellation or other termination of any fidelity bond or any other type of insurance coverage; (v) there has been no material change in the management of Elberton; (vi) Elberton has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (vii) Elberton has not defaulted in the payment of principal or interest on any outstanding debt obligations; (viii) there has been no distribution of any kind declared, paid or made by Elberton; (ix) the liabilities, assets, properties and business of Elberton conform in all material respects to the descriptions thereof contained in the Offering Circular; and (x) Elberton has no material liabilities, contingent or otherwise, except as reflected in the Offering Circular.

(w) Elberton is not currently in violation of its charter or its bylaws, and will not be in violation of its charter or its bylaws, upon completion of the Conversion. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not: (i) conflict with or constitute a breach of, or default under, or result in the creation of any lien, charge or encumbrance upon any of the assets of Elberton pursuant to its charter or bylaws or any contract, lease or other instrument in which Elberton has a beneficial interest or to which it is a party, or any law or statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Elberton or any of its properties; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to Elberton, except for such violations that would not have a Material Adverse Effect on Elberton; or (iii) result in the creation of any material lien, charge or encumbrance upon any property of Elberton.

(x) Elberton is conducting its business in compliance with all statutes, laws, rules, regulations, judgments, decisions, directives, orders and decrees of any Governmental Authority (including, without limitation, all regulations and orders of, or agreements with the OCC) applicable to it, except where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Elberton.

(y) Neither Elberton nor, to Elberton’s knowledge, any director, officer, agent, employee or affiliate of Elberton, is currently subject to any U.S. sanctions administered by OFAC.

(z) All documents made available or delivered by, or to be made available to or delivered by Elberton or its representatives in connection with the Merger Conversion or the Offering, or in connection with the Agent’s exercise of due diligence, except for those documents that were prepared by parties other than Elberton or its representatives, to the knowledge of Elberton, were, on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

(aa) No default exists, and no event has occurred that, with notice or lapse of time or both, would constitute a default, on the part of Elberton in the due performance and observance of any term, covenant, agreement, obligation, representation, warranty or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement, lease, license, permit or any other instrument or agreement to which Elberton is a party or by which Elberton or any of its property is bound or affected, which, in any such case, could have, individually or in the aggregate with other breaches, violations or defaults, a Material Adverse Effect on Elberton; each of such agreements is in full force and effect and is the legal, valid and binding agreement of Elberton, and, to the knowledge of Elberton, the other parties thereto, and is enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity; and no other party to any such agreement has instituted or, to the knowledge of Elberton, threatened any action or proceeding wherein Elberton would or might be alleged to be in default thereunder where such action or proceeding, if determined adversely to Elberton, would have a Material Adverse Effect on Elberton. Elberton has not sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Offering Circular or Offering Statement, or filed as an exhibit to the Applications or Offering Statement, and, to the knowledge of Elberton, no such termination has been threatened by any party to any such contract or agreement.

(bb) Subsequent to the date the Offering Circular is authorized for use by the OCC and the Qualification Date and prior to the Closing Date, except as otherwise may be indicated or contemplated in the Offering Circular, Elberton will not have issued any securities (other than shares issued to the Company in the Conversion) or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of its business.

(cc) Elberton does not maintain any “pension plan,” as defined in ERISA. In addition, (i) the Employee Plans of Elberton have been operated in compliance with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable laws and governmental regulations, (ii) no reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of Elberton for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation, (iii) no prohibited transaction under Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of Elberton and (iv) all Employee Plans that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, except to the extent such non-compliance, reportable event or prohibited transaction would not have, individually or in the aggregate, a Material Adverse Effect on Elberton. There are no pending or, to the knowledge of Elberton, threatened, claims by or on behalf of any Employee Plan, by any employee or beneficiary covered under any such Employee Plan or by any Governmental Authority, or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits).

(dd) No approval of any Governmental Authority is required in connection with the execution and delivery by Elberton of this Agreement, the completion of the Merger Conversion, or the issuance of the Shares, except for the approvals of the FDIC, the GDBF, the OCC and the FRB, declaration of qualification of the Offering Statement by the SEC and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of FINRA.

(ee) Elberton has timely filed or extended all required federal, state and local tax returns; paid all taxes that have become due and payable in respect of such returns or otherwise, except where permitted to be extended or where such taxes may be contested in good faith; have made adequate reserves for similar future tax liabilities; and no deficiency has been asserted with respect thereto by any taxing authority. Elberton does not have any knowledge of any tax deficiency that has been or might be assessed against it that, if the subject of an unfavorable decision, ruling or finding, could have, individually or in the aggregate with other tax deficiencies, a Material Adverse Effect on Elberton. All material tax liabilities have been adequately provided for in the financial statements of Elberton in accordance with GAAP. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by Elberton.

(ff) Elberton is in compliance in all material respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder. Elberton has established compliance programs and is in compliance in all material respects with the requirements of the USA PATRIOT Act and all applicable regulations promulgated thereunder, and, except as disclosed in the Offering Circular, there is no charge, investigation, action, suit or proceedings before any Governmental Authority pending or, to the knowledge of Elberton, threatened regarding Elberton’s compliance with the USA PATRIOT Act or any regulations promulgated hereunder

(gg) Neither Elberton nor, to the knowledge of Elberton, any employee of Elberton, has made any payment of funds of Elberton as a loan to any person for the purchase of Shares or has made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(hh) Elberton has not (i) issued any securities within the last 18 months (except for (A) shares issued by Elberton to the Company in connection with the Conversion and (B) notes to evidence bank loans and reverse repurchase agreements or other liabilities in the ordinary course of business or as described in the Offering Circular); (ii) had any material dealings within the 12 months prior to the date hereof with any member of FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the Merger Conversion and the proposed Offering and routine purchases and sales of United States government and agency and other securities in the ordinary course of business; or (iii) entered into a financial or management consulting agreement except as contemplated hereunder.

(ii) Elberton has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the SEC Regulations or the interpretations thereof by the SEC or that would fail to come within the safe harbor for integration under Regulation A.

(jj) Elberton has not relied upon the Agent or its legal counsel for any legal, tax or accounting advice in connection with the Offering or the Merger Conversion.

(kk) Elberton owns, or has valid, binding, enforceable and sufficient licenses or other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct its business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Offering Circular (collectively, “Elberton’s Intellectual Property”). Elberton’s Intellectual Property is valid, subsisting and enforceable, and none of the patents owned or licensed by Elberton is unenforceable or invalid. To Elberton’s knowledge, Elberton has not infringed or otherwise violated any intellectual property rights of any third person nor is obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with any of Elberton’s Intellectual Property. No person has asserted in writing, or to Elberton’s knowledge, threatened to assert any claim against, or notified, Elberton that (i) Elberton has infringed or otherwise violated any intellectual property rights of any third person, (ii) Elberton is in breach or default of any contract under which any of Elberton’s Intellectual Property is provided, (iii) such person will terminate a contract described in clause (ii) or adversely alter the scope of the rights provided thereunder or (iv) otherwise concerns the ownership, enforceability, validity, scope, registerability, interference, use or the right to use, any of Elberton’s Intellectual Property. To the knowledge of Elberton, no third party is infringing or otherwise violating any of Elberton’s Intellectual Property.

(ll) Neither Elberton, nor any properties owned or operated by it, is in violation of, or liable under, any Environmental Law (as previously defined), except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect on Elberton. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the knowledge of Elberton, threatened relating to the liability of any property owned or operated by it under any Environmental Law. To the knowledge of Elberton, there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting Elberton relating to any Environmental Law.

(mm) Elberton maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounts or assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(nn) Subject to Section 23, Elberton is not subject or party to, and has not received any notice or advice that it may become subject or party to, any investigation with respect to, any Regulatory Agreement nor has Elberton been advised by any Regulatory Agency that such Regulatory Agency is considering issuing or requesting any such Regulatory Agreement. Subject to Section 23, there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Elberton that, in the reasonable judgment of Elberton, is expected to result in a Material Adverse Effect on Elberton.

(oo) There are no legal or governmental actions, suits, investigations or proceedings before or by any Governmental Authorities, now pending or, to Elberton’s knowledge, threatened or contemplated by Governmental Authorities or threatened by others, to which Elberton is a party or of which any property or asset of Elberton is the subject that, if determined adversely to Elberton, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Elberton.

(pp) No relationship, direct or indirect, exists between or among Elberton, on the one hand, and the directors, officers, customers or suppliers of Elberton, on the other, that is required by the Securities Act to be described in the Offering Statement or Offering Circular and that is not so described.

(qq) There are no material off balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on Elberton’s financial condition, changes in financial conditions, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(rr) All of the loans represented as assets of Elberton meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations that, if asserted, would not have a Material Adverse Effect on Elberton.

(ss) To Elberton’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Primary Parties’ officers or directors.

(tt) Any certificates signed by an officer of Elberton pursuant to the terms and conditions of this Agreement and delivered to the Agent or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by Elberton to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

Section 6. Representations and Warranties of the Agent. The Agent represents and warrants to the Primary Parties as follows:

(a) The Agent is a limited liability company and is validly existing in good standing under the laws of the State of Illinois with full power and authority to provide the services to be furnished to the Primary Parties hereunder.

(b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c) Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and the Agent is a registered selling agent in each of the jurisdictions in which the Shares are to be offered by the Company in reliance upon the Agent as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

(d) The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, the governing documents of the Agent or any agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

(e) No approval of any regulatory or supervisory or other public authority is required in connection with the Agent’s execution and delivery of this Agreement, except as may have been received.

(f) There is no suit or proceeding or charge or action before or by any court, regulatory authority or government agency or body or, to the knowledge of the Agent, pending or threatened, which might materially adversely affect the Agent’s performance under this Agreement.

Section 7. Covenants of the Oconee Parties. The Oconee Parties hereby jointly and severally covenant and agree with the Agent as follows:

(a) The Company shall deliver to the Agent, prior to filing, any amendment or supplement to the Offering Statement or the Final Offering Circular proposed to be filed after the Qualification Date, and not file any such amendment or supplement to which either Selling Agent shall reasonably object in writing.

(b) The Offering Statement has become qualified by the SEC, and the Company will file the Offering Circular, subject to the prior approval of the Agent, pursuant to Rule 253 and Regulation A (the “Final Offering Circular”), within the prescribed time period and will provide a copy of such filing to the Agent promptly following such filing.

(c) The Company will not, during such period as the Final Offering Circular would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the Offering (whether physically or through compliance with Rules 251 and 254 under the Securities Act or any similar rule(s)), file any amendment or supplement to the Offering Statement or the Final Offering Circular unless a copy thereof shall first have been submitted to the Agent within a reasonable period of time prior to the filing thereof and the Agent shall not have reasonably objected thereto in good faith.

(d) The Company will notify the Agent promptly, and will, if requested, confirm such notification in writing: (i) when any amendment to the Offering Statement is filed; (ii) of any request by the SEC for any amendments to the Offering Statement or any amendment or supplements to the Final Offering Circular or for additional information; (iii) of the issuance by the SEC of any stop order preventing or suspending the qualification of the Offering Statement or the Final Offering Circular, or the initiation of any proceedings for that purpose or the threat thereof; (iv) of becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Offering Statement, the Offering Circular or the Final Offering Circular untrue in any material respect or that requires the making of any changes in the Offering Statement, the Offering Circular or the Final Offering Circular in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (v) of receipt by the Company of any notification with respect to any suspension of the qualification or exemption from registration of the Shares for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the qualification of the Offering Statement in connection with the Offering or in connection with sales of the Shares, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Offering Statement, it will use its best efforts to comply with the provisions of and make all requisite filings with the SEC pursuant to Regulation A, the Securities Act and the Securities Act Regulations and to notify the Agent promptly of all such filings.

(e) If, at any time when the Final Offering Circular relating to the Shares is required to be delivered under the Securities Act, the Company becomes aware of the occurrence of any event as a result of which the Final Offering Circular, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Agent, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Offering Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Agent, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Agent, at any time to amend or supplement the Final Offering Circular or the Offering Statement to comply with the Securities Act or the Securities Act Regulations, the Company will promptly notify the Agent and will promptly prepare and file with the SEC, at the Company’s expense, an amendment to the Offering Statement and/or an amendment or supplement to the Final Offering Circular that corrects such statement and/or omission or effects such compliance and will deliver to the Agent, without charge, such number of copies thereof as the Agent may reasonably request.

(f) The Company will furnish to the Agent and its counsel, without charge (i) one conformed copy of the Offering Statement as originally filed with the SEC and each amendment thereto, including financial statements and schedules, and all exhibits thereto, and (ii) so long as an offering circular relating to the Shares is required to be delivered under the Securities Act or the Securities Act Regulations, as many copies of each Offering Circular or the Final Offering Circular or any amendment or supplement thereto as the Agent may reasonably request.

(g) The Oconee Parties will not, at any time after the Holding Company Application is approved by the FRB or the Interagency Application is approved by the FDIC and the GDBF, as applicable, file any amendment or supplement to the Interagency Application or the Holding Company Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent and its counsel shall reasonably object. The Oconee Parties will furnish promptly to the Agent and its counsel copies of all correspondence from the FRB and FDIC with respect to the Holding Company Application and the Interagency Application and the Oconee Parties’ responses thereto.

(h) The Oconee Parties will use their best efforts to cause the FDIC and the GDBF, as applicable, to approve the Interagency Application and the FRB to approve the Holding Company Application, and will use their best efforts to cause any post-qualification amendment to the Offering Statement to be declared qualified by the SEC and will promptly upon receipt of any information concerning the following events notify the

Agent: (i) when the Offering Statement, as amended, has become qualified; (ii) when each of the Holding Company Application and the Interagency Application has been approved, (iii) of the receipt of any comments from the OCC, the FDIC, the GDBF, the FRB, the SEC or any other Governmental Authority with respect to the Merger Conversion or the transactions contemplated by this Agreement; (iv) of any request by the SEC, the FDIC, the GDBF, the OCC, the FRB or any other Governmental Authority for any amendment or supplement to the Offering Statement, the Holding Company Application or the Interagency Application or for additional information; (v) of the issuance by the SEC, the FDIC, the GDBF, the OCC, the FRB or any other Governmental Authority of any order or other action suspending the Offering or the Merger Conversion, or the use of the Offering Statement, the Offering Circular, or any other filing of the Oconee Parties under the Conversion Regulations or other applicable law, or the threat of any such action; (vi) of the issuance by the SEC, the FDIC, the GDBF, the OCC the FRB or any Governmental Authority of any stop order suspending the qualification of the Offering Statement or Offering Circular or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) of the occurrence of any event mentioned in subsection (j) below. The Oconee Parties will make every reasonable effort to prevent the issuance by the SEC, the FDIC, the GDBF, the OCC, the FRB or any other Governmental Authority of any order referred to in (v) and (vi) above and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

(i) Not later than 30 calendar days after the termination or completion of the Offering, the Company will file an exit report on Form 1-Z with the SEC.

(j) The Oconee Parties will inform the Agent of any event or circumstance of which they are or become aware as a result of which the Offering Statement and/or Offering Circular, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. If it is necessary, in the reasonable opinion of counsel for any of the Oconee Parties, to amend or supplement the Offering Statement or the Offering Circular in order to correct such untrue statement of a material fact or to make the statements therein not misleading in light of the circumstances existing at the time of their use, the Oconee Parties will, at their expense, prepare, file with the SEC, the FDIC, the GDBF, the OCC and the FRB, and furnish to the Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Offering Statement and the Offering Circular (in form and substance reasonably satisfactory to counsel for the Agent after a reasonable time for review) that will amend or supplement the Offering Statement and/or the Offering Circular so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this subsection, each of the Oconee Parties will furnish such information with respect to itself as the Agent may from time to time reasonably request.

(k) The Oconee Parties will deliver to the Agent and to its counsel a copy of each of the Holding Company Application, Interagency Application and the Offering Statement as originally filed and of each amendment or supplement thereto, including all exhibits. Further, the Company will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any FINRA filings.

(l) The Oconee Parties will furnish to the Agent, from time to time during the period when the Offering Circular (or any later Offering Circular related to the Offering) is required to be delivered under the regulations of the SEC, such number of copies of such Offering Circular (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the regulations of the SEC. The Company authorizes the Agent to use the Offering Circular (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Agent.

(m) The Oconee Parties will comply with any and all material terms, conditions, requirements and provisions with respect to the Merger Conversion and the Offering imposed by the FDIC, the GDBF, the FRB, the OCC or any other Governmental Authority and by the Securities Act, the Exchange Act, the Securities Act Regulations and the rules and regulations of the SEC under the Exchange Act (the “Exchange Act Regulations”) to be complied with prior to or subsequent to the Closing Date and when the Offering Circular is required to be delivered, and during such time period the Oconee Parties will comply, at their own expense, with all material requirements imposed upon them by the OCC, FRB or SEC, by the Securities Act and by Rule 10b-5 under the Exchange Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Shares during such period in accordance with the provisions hereof and the Offering Circular.

(n) On or before the Closing Date, the Oconee Parties will have completed all conditions precedent to the Merger Conversion applicable to the Oconee Parties specified in the Plan and the Agreement, and the offer, sale and issuance of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations (except as modified or waived in writing by the FDIC, the GDBF, the OCC or the FRB) and with all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Merger Conversion imposed upon any of the Oconee Parties or upon the Merger Conversion by the FDIC, the GDBF, the OCC, the FRB, the SEC or any other Governmental Authority, and in the manner described in the Offering Circular.

(o) Immediately upon completion of the sale by the Company of the Shares and the completion of certain transactions necessary to implement the Plan, (i) all of the issued and outstanding shares of capital stock of the Bank shall be owned by the Company, (ii) the Company shall have no direct subsidiaries other than the Bank, and (iii) the Offering and the Merger Conversion shall have been effected by the Oconee Parties in all material respects in accordance with, as applicable, the Plan, the Merger Agreement, the Interagency Application, the Holding Company Application, the Offering Statement, all applicable statutes, regulations, decisions and orders; and all terms, conditions, requirements and provisions with respect to the Merger Conversion (except those that are conditions subsequent) imposed on the Oconee Parties by the FDC, the GDBF, the OCC, the FRB, the SEC, or any other Governmental Authority, if any, shall have been complied with by the Oconee Parties in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.

(p) The Company will take all necessary actions in cooperating with the Agent and furnish to whomever the Agent may direct such information as may be required to qualify or register the Shares for offering and sale by the Company or to exempt such Shares from registration, or to exempt the Company and the Bank from registration as a broker-dealer and their officers, directors and employees from registration as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Shares are to be sold or as the Agent and the Company may reasonably agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process, to qualify to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

(q) The liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established and maintained by the Bank in accordance with the requirements of the Conversion Regulations, and such Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their savings accounts in the Bank will have an inchoate interest in their pro rata portion of the liquidation account, which shall have a priority superior to that of the holders of the Common Stock in the event of a complete liquidation of the Bank.

(r) The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without the Agent’s prior written consent, any of its shares of common stock, other than the Shares or other than in connection with any plan or arrangement described in the Offering Circular.

(s) During the period of three years from the date hereof, the Company will furnish to the Agent, as soon as practicable after such information is publicly available, (i) a copy of each non-confidential report of the Company mailed to its stockholders or filed with the FRB, the FDIC or the GDBF or any other Governmental Authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted; (ii) each press release and material news item and additional documents and information with respect to the Company as the Agent may reasonably request; and (iii) from time to time, such other non-confidential information concerning the Company or the Bank as the Agent may reasonably request.

(t) The Oconee Parties will use the net proceeds from the sale of the Shares in the manner set forth in the Offering Circular under the caption “USE OF PROCEEDS.”

(u) The Oconee Parties will distribute the Offering Circular or other materials in connection with the offering and sale of the Shares only in accordance with the Conversion Regulations, the Securities Act and the rules and regulations promulgated under such statutes, and, as applicable, the laws of any state in which the Shares are qualified for sale.

(v) The Oconee Parties will maintain appropriate arrangements for depositing all funds received from persons mailing or delivering subscriptions for or orders to purchase Shares in the Offering with the Bank or in having holds placed on funds held in depositor accounts at Elberton, on an interest-bearing basis at the rate described in the Offering Circular until the Closing Date and satisfaction of all conditions precedent to the release of the Company’s obligation to refund payments received from persons subscribing for or ordering Shares in the Offering in accordance with the Plan and as described in the Offering Circular or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Offering Circular. The Oconee Parties will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Oconee Parties to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Offering Circular.

(w) The Oconee Parties will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with FINRA Rule 5130.

(x) The Oconee Parties will not amend the Plan or the Merger Agreement in accordance with their respective terms without notifying the Agent and the Agent’s counsel prior thereto.

(y) Prior to the Closing Date, the Company will inform the Agent of any event or circumstance of which it is aware as a result of which the Offering Circular, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances in which they were made, not misleading.

(z) The Company will not deliver the Shares until the Company has satisfied or caused to be satisfied each condition set forth in Section 10 hereof, unless such condition is waived in writing by the Agent.

(aa) Subsequent to the Qualification Date and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, the Company will not have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Offering Circular in the ordinary course of the Company’s business, or (ii) entered into any transaction that is material in light of the business and properties of the Company.

(bb) Until the Closing Date, the Oconee Parties will conduct their respective businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the SEC, the FDIC, the GDBF, the FRB and other Governmental Authorities.

(cc) The facts and representations provided to Alston & Bird by the Company and upon which Alston & Bird will base its opinion under Section 10 of this Agreement are and will be truthful, accurate and complete.

(dd) The Company will not distribute any offering material in connection with the Offering except for the Offering Circular and the Sales Information (as defined in Section 11 hereof) that has been filed by Elberton with the Conversion Application and authorized for use by the OCC. The Sales Information will not conflict in any material respect with the information contained in the Offering Circular.

(ee) The Company and the Bank will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act and all applicable rules, regulations, guidelines and interpretations promulgated thereunder by the SEC.

(ff) The Oconee Parties shall comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Merger Conversion and the transactions contemplated thereby imposed on the Oconee Parties by the OCC, the FRB, the FDIC, the GDBF, the HOLA, other Governmental Authorities, the Conversion Regulations, the SEC, the Securities Act, the Securities Act Regulations including Regulation A, to be complied with subsequent to the Closing Date.

(gg) The Company and the Bank will not, prior to the Closing Date, incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Offering Circular.

(hh) The Company will comply, and use its best efforts to cause its directors and officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of federal and state securities laws and the rules and regulations thereunder.

(ii) The Company and the Bank will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 10 of this Agreement.

(jj) The Company shall notify the Agent when funds shall have been received from the minimum number of shares set forth in the Offering Circular.

Section 8. Covenants of Elberton. Elberton hereby covenants and agrees with the Agent as follows:

(a) Elberton will not, at any time after the Conversion Application is approved by the OCC or the Interagency Application is approved by the FDIC or the GDBF, file any amendment or supplement to such Applications without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent and its counsel shall reasonably object. Elberton will furnish promptly to the Agent and its counsel copies of all correspondence from the OCC with respect to the Conversion Application and correspondence from the FDIC or the GDBF with respect to the Interagency Application and Elberton’s responses thereto.

(b) Elberton will promptly upon receipt of any information concerning the following events notify the Agent: (i) when the Conversion Application and the Interagency Application have been approved, (ii) of the receipt of any comments from the OCC or any other Governmental Authority with respect to the Merger Conversion or the transactions contemplated by this Agreement; (iii) of any request by the OCC or any other Governmental Authority for any amendment or supplement to the Conversion Application or the Interagency Application or for additional information; or (iv) of the issuance by the OCC or any other Governmental Authority of any order or other action suspending the Offering, the Merger Conversion, or the use of the Offering Statement, the Offering Circular, or any other filing of Elberton under the Conversion Regulations or other applicable law, or the threat of any such action or of the initiation or threat of initiation or threat of any proceedings for that purpose. Elberton will make every reasonable effort to prevent the issuance by the OCC or any other Governmental Authority of any order referred to in (iv) above and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

(c) Elberton will deliver to the Agent and to its counsel a copy of the Conversion Application as originally filed and of each amendment or supplement thereto, including all exhibits. Further, Elberton will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any FINRA filings.

(d) Elberton will comply with any and all material terms, conditions, requirements and provisions with respect to the Merger Conversion and the Offering imposed by the OCC and any other Governmental Authority and by the Securities Act, the Securities Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Offering Circular is required to be delivered, and during such time period Elberton will comply, at its own expense, with all material requirements imposed upon it by the SEC, by the Securities Act and by Rule 10b-5 under the Exchange Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Shares during such period in accordance with the provisions hereof and the Offering Circular.

(e) On or before the Closing Date, Elberton will use its reasonable best efforts to have completed all conditions precedent to the Merger Conversion applicable to Elberton specified in the Plan and the Merger Agreement and the offer, sale and issuance of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations (except as modified or waived in writing by the OCC) and with all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Merger Conversion imposed upon any of the Oconee Parties by the OCC, the FRB, the SEC or any other Governmental Authority, and in the manner described in the Offering Circular.

(f) Elberton will not amend the Plan or the Merger Agreement in accordance with their respective terms without notifying the Agent and the Agent’s counsel prior thereto.

(g) Elberton, working with the Oconee Parties, shall assist the Agent in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Agent with any information necessary to assist the Company in allocating the Shares in such event and such information shall be accurate and reliable in all material respects.

(h) Prior to the Closing Date, Elberton will inform the Agent of any event or circumstance of which it is aware as a result of which the Offering Circular would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances in which they were made, not misleading.

(i) Subsequent to the Qualification Date and prior to the Closing Date, except as otherwise may be indicated or contemplated in the Offering Statement or the Offering Circular or set forth in an amendment or supplement thereto, Elberton will not have: (i) issued any securities other than those to be issued to the Company in the Conversion or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of Elberton’s business, or (ii) entered into any transaction that is material in light of the business and properties of Elberton.

(j) Until the Closing Date, Elberton will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the OCC, the FDIC and other Governmental Authorities.

(k) The facts and representations provided to Fenimore Kay Harrison LLP (“Fenimore Kay Harrison”) by Elberton and upon which Fenimore Kay Harrison will base its opinion under Section 10 of this Agreement are and will be truthful, accurate and complete.

(l) Elberton will not distribute any offering material in connection with the Offering except for the Offering Circular and the Sales Information that has been filed by Elberton with the Conversion Application and authorized for use by the OCC. The Sales Information will not conflict in any material respect with the information contained in the Offering Circular.

(m) Elberton shall comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Merger Conversion and the transactions contemplated thereby imposed by the OCC, the FRB, other Governmental Authorities, the Conversion Regulations, the SEC, the Securities Act and the Securities Act Regulations to be complied with subsequent to the Closing Date.

(n) Elberton will not, prior to the Closing Date, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Offering Circular.

(o) Elberton will comply, and use its best efforts to cause its directors and officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of federal and state securities laws and the rules and regulations thereunder.

(p) Elberton will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 10 of this Agreement.

Section 9. Payment of Expenses. Whether or not the Merger Conversion or Offering is completed or the sale of the Shares by the Company is consummated, the Company agrees to pay or reimburse the Agent for: (a) all filing fees in connection with all filings related to the Merger Conversion and Offering with FINRA; (b) any stock issue or transfer taxes that may be payable with respect to the sale of the Shares; (c) subject to Sections 2(d) and 2(e) of this Agreement, all expenses of the Merger Conversion, including but not limited to the Agent’s attorneys’ fees and expenses, blue sky fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Offering. In the event the Company is unable to sell the minimum number of shares necessary to complete the Merger Conversion or the Merger Conversion is terminated or otherwise abandoned, the Company shall promptly reimburse the Agent for out-of-pocket expenses actually incurred in accordance with Sections 2(d) and 2(e) of this Agreement.

Section 10. Conditions to the Agent’s Obligations. The obligations of the Agent hereunder, as to the Shares to be delivered at the Closing Date, are subject, to the extent not waived in writing by the Agent, to the condition that all of the respective representations and warranties of the Primary Parties herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects (except for those representations and warranties that are qualified as to materiality or Material Adverse Effect, which shall be true and correct in all respects), the condition that each of the Primary Parties shall have performed all of its obligations hereunder to be performed on or before such dates, and to the following further conditions:

(a) At the Closing Date, the Primary Parties shall have conducted the Merger Conversion in all material respects in accordance with the Plan, the Conversion Regulations (except to the extent waived in writing or otherwise approved by the OCC), and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Merger Conversion imposed upon them by the OCC to the reasonable satisfaction of Agent and its counsel.

(b) Prior to the Closing Date, the Plan shall have been approved by the Members of Elberton in accordance with the Plan, the Conversion Regulations, the applicable provisions of Elberton’s charter and bylaws and the Proxy Statement.

(c) The Applications shall have been approved by the FDIC, the GDBF, the OCC and the FRB, as applicable, as of the date of this Agreement, or with the Agent’s consent at a later time and date; and at the Closing Date, no order suspending the approval of the Applications shall have been issued or proceedings therefor initiated or, to the knowledge of the Primary Parties, threatened by the FDIC, the GDBF, the OCC or the FRB, or any state authority, and no order or other action suspending the authorization of the Offering Circular or the consummation of the Conversion shall have been issued or proceedings therefor initiated or, to the Primary Parties’ knowledge, threatened by the FDIC, the GDBF, the SEC, the FRB, the OCC, any other state authority or Governmental Authority.

(d) The Agent shall have received the opinion, dated as of the Closing Date, of Alston & Bird in form and substance reasonably satisfactory to the Agent and counsel for the Agent, in the form attached hereto as Exhibit B. The opinion may be limited to matters governed by the laws of the United States and the States of Georgia and New York. In rendering such opinion, such counsel may rely (a) as to matters involving the application of laws of any jurisdiction other than the United States and Georgia, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel reasonably acceptable to the Agent, as long as such other opinion indicates that the Agent may rely on the opinion, and (b) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Oconee Parties and public officials; provided that copies of any such opinion(s) or certificates of public officials are delivered to Agent together with the opinion to be rendered hereunder by counsel to the Oconee Parties. The opinion of such counsel for the Oconee Parties shall state that it has no reason to believe that the Agent is not reasonably justified in relying thereon. The opinion of such counsel for the Oconee Parties also shall state that the Agent’s counsel may rely for purposes of its own opinion on the opinion of such counsel and, if applicable, local counsel, whose opinion(s) shall expressly authorize such reliance.

(e) The Agent shall have received the letter of Alston & Bird, in form and substance reasonably satisfactory to the Agent and Agent’s counsel, to the effect that during the preparation of the Offering Statement and the Offering Circular, Alston & Bird participated in conferences with certain officers of and other representatives of the Primary Parties, counsel to the Agent, representatives of the independent public accountants for the Oconee Parties and representatives of the Agent at which the contents of the Offering Statement and the Offering Circular and related matters were discussed and has considered the matters required to be stated therein and the statements contained therein and, although (without limiting the opinions provided pursuant to Section 10(d) of this Agreement), Alston & Bird has not independently verified the accuracy, completeness or fairness of the statements contained in the Offering Statement and Offering Circular, on the basis of the foregoing, nothing has come to the attention of Alston & Bird that caused Alston & Bird to believe that the Offering Statement at the time it was declared qualified by the SEC and as of the date of such letter contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (it being understood that counsel need express no comment or opinion with respect to financial statements, notes to financial statements, schedules and other financial and statistical data included in or omitted from, or statistical or appraisal methodology employed, in the Offering Statement or Offering Circular).

(f) A blue sky memorandum from Alston & Bird relating to the Offering, including Agent’s participation therein, shall have been furnished to the Company prior to the mailing of the Offering Circular with a copy thereof addressed to Agent or upon which Alston & Bird shall state the Agent may rely. The blue sky memorandum will relate to the necessity of obtaining or confirming exemptions, qualifications or the registration of the Shares under applicable state securities laws.

(g) The Agent shall have received the opinion, dated as of the Closing Date, of Fenimore Kay Harrison, counsel for Elberton, in form and substance satisfactory to the Agent and counsel for the Agent, in the form of Exhibit C. The opinion may be limited to matters governed by the laws of the United States and the State of Georgia. In rendering such opinion, such counsel may rely (a) as to matters involving the application of laws of any jurisdiction other than the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel reasonably acceptable to the Agent, as long as such other opinion indicates that the Agent may rely on the opinion, and (b) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of Elberton and public officials; provided that copies of any such opinion(s) or certificates of public officials are delivered to Agent together with the opinion to be rendered hereunder by counsel to Elberton. The opinion of such counsel for Elberton shall state that it has no reason to believe that the Agent is not reasonably justified in relying thereon. The opinion of such counsel for Elberton also shall state that the Agent’s counsel may rely for purposes of its own opinion on the opinion of such counsel and, if applicable, local counsel, whose opinion(s) shall expressly authorize such reliance.

(h) The Agent shall have received the letter of Fenimore Kay Harrison, in form and substance satisfactory to the Agent and the Agent’s counsel, to the effect that during the preparation of the Offering Statement and the Offering Circular, Fenimore Kay Harrison participated in conferences with certain officers of and other representatives of the Primary Parties, counsel to the Oconee Parties and the Agent, representatives of the independent public accountants for Elberton and representatives of the Agent at which the contents of the Offering Statement and the Offering Circular related to Elberton were discussed and has considered the matters related to Elberton required to be stated therein and such statements contained therein and, although (without limiting the opinions provided pursuant to Section 10(g)), Fenimore Kay Harrison has not independently verified the accuracy, completeness or fairness of the statements contained in the Offering Statement and Offering Circular, on the basis of the foregoing, nothing has come to the attention of Fenimore Kay Harrison that caused Fenimore Kay Harrison to believe that the Offering Statement at the time it was declared qualified by the SEC and as of the date of such letter, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements thereinunder the headings: “Summary – Our Acquisition of Elberton Federal Savings &Loan Association,” “Summary – This Offering,” “Terms of the Offering’” and “Description of the Merger Conversion and Related Agreements” in light of the circumstances under which they were made not misleading (it being understood that counsel need express no comment or opinion with respect to financial statements, notes to financial statements, schedules and other financial and statistical data included, or statistical or appraisal methodology employed, in the Offering Statement, or Offering Circular).

(i) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company in form and substance reasonably satisfactory to the Agent’s Counsel, dated as of such Closing Date, to the effect that: (i) they have carefully examined the Offering Statement and Offering Circular and, in their opinion, at the time the Offering Circular became authorized for final use, the Offering Statement and Offering Circular did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the Qualification Date, no event has occurred that should have been set forth in an amendment or supplement to the Offering Statement and Offering Circular that has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Oconee Parties and the conditions set forth in this Section 10 have been satisfied; (iii) since the respective dates as of which information is given in the Offering Circular, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Bank, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (v) the Oconee Parties complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by them after the Closing Date; (vi) no order suspending the Merger Conversion, the Offering or the use of the Offering Circular has been issued and no proceedings for that purpose are pending or, to the knowledge of the Primary Parties, threatened by the FDIC, the GDBF, the SEC, the OCC, or any Governmental Authority.

(j) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of Elberton in form and substance reasonably satisfactory to the Agent’s Counsel, dated as of such Closing Date, to the effect that: (i) they have carefully examined the Offering Statement and Offering Circular and, in their opinion, at the time the Offering Circular became authorized for final use, the Offering Statement and Offering Circular did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such certification pursuant to this clause (i) shall not apply to information related to the Oconee Parties or which was provided by the Oconee Parties for inclusion in the Offering Circular or to statements or omissions in reliance upon and in conformity with written information furnished to Elberton or the Company by the Agent or its counsel expressly regarding the Agent for use in the Offering Circular; (ii) since the Qualification Date, no event related to Elberton has occurred that should have been set forth in an amendment or supplement to the Offering Statement and Offering Circular that has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of Elberton; (iii) since the Qualification Date, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of Elberton; (iv) the representations and warranties in Section 5 are true and correct with the same force and effect as though expressly made at and as of the Closing Date (except to the extent made as of an earlier date); (v) Elberton has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by it after the Closing Date; (vi) no order suspending the Merger Conversion has been issued and no proceedings for that purpose are pending or, to the knowledge of the Elberton, threatened by the FDIC, the GDBF, the OCC, or any Governmental Authority.

(k) Prior to and at the Closing Date: in the reasonable opinion of the Agent (i) there shall have been no material adverse change in the financial condition, results of operations or business of any Primary Party since the latest dates as of which such condition is set forth in the Offering Circular, other than transactions referred to or contemplated therein; (ii) no Primary Party shall have received from the FDIC, the GDBF, the FRB or the OCC any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, subject to Section 23, shall have been disclosed to the Agent) or that would be reasonably likely to have a Material Adverse Effect on the Oconee Parties, taken as a whole, or on Elberton, as applicable; (iii) the Primary Parties shall not have been in default (nor shall an event have occurred that, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board, other administrative agency or other Governmental Authority, not disclosed in the Offering Circular, shall be pending or, to the knowledge of any of the Primary Parties, threatened against any Primary Party or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the financial condition, results of operations or business of such Primary Party; and (v) the Shares shall have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the Company.

(l) Concurrently with the execution of this Agreement, the Agent shall receive a letter from Mauldin & Jenkins, dated as of the date hereof and addressed to the Agent: (i) confirming that Mauldin & Jenkins is a firm of independent registered public accountants within the applicable rules of the Public Company Accounting Oversight Board (United States) and stating in effect that in its opinion on the consolidated financial statements and related notes of the Company as of December 31, 2022 and 2021, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for the years ended December 31, 2022 and 2021, and covered by their opinion included in the Offering Circular, and any other more recent unaudited financial statements included in the Offering Circular, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations and related published rules and regulations of the SEC; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with standards of the Public Company Accounting Oversight Board (United States) consisting of a reading of the latest available financial statements of the Company prepared by the Company, a reading of the minutes of the meetings of the Board of Directors of the Company and the Board of Directors of the Bank and consultations with officers of the Company and the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) the audited consolidated financial statements and any unaudited consolidated interim financial statements included in the Offering Circular are not in conformity with the applicable accounting requirements of the Securities Act, the Exchange Act, the Securities Act Regulations, the Exchange Act Regulations, related published rules and regulations of the SEC and GAAP applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Offering Circular; or (B) during the period from the date of the latest consolidated financial statements included in the Offering Circular to a specified date not more than three business days prior to the date of the Offering Circular, except as has been described in the Offering Circular, there was any increase in total borrowings, other than normal deposit fluctuations, non-performing assets, or classified loans of the Company; or (C) there was any decrease in the total assets, total loans, the allowance for loan losses, total deposits, loans receivable (net), or total equity of the Company at the date of such letter as compared with amounts shown in the latest balance sheet included in the Offering Circular; or (D) there was any decrease in net income or total interest income or net interest income or net interest income after provision for loan losses, non-interest income or increase in provision for loan losses or non-interest expense of the Company in each case for the number of full months commencing immediately after the period covered by the latest audited balance sheet and income statement included in the Offering Circular and ended on the latest month end prior to the date of the Offering Circular as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit referred to in their opinion included in the Offering Circular and the performance of the procedures referred to in clause (ii) of this subsection (i), they have compared with the general accounting records of the Company, which are subject to the internal controls of the Company, the accounting system and other data prepared by the Company directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Offering Circular, and any Offering Circular supplement, as the Agent may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

(m) At the Closing Date, the Agent shall receive a letter dated the Closing Date, addressed to the Agent, confirming the statements made by Mauldin & Jenkins in the letter delivered by it pursuant to subsection (l) of this Section 10, the “specified date” referred to in clause (ii)(B) of subsection (l) to be a date specified in the letter required by this subsection (m) which for purposes of such letter shall not be more than three business days prior to the Closing Date.

(n) At the Closing Date, the Company shall receive from Elberton a letter from RP Financial, LC., dated the Closing Date (i) confirming that said firm is independent of the Primary Parties and is experienced and expert in the area of corporate appraisals within the meaning of the Conversion Regulations, (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of Elberton as converted, as most recently updated, remains in effect.

(o) At or prior to the Closing Date, the Agent shall receive from the Oconee Parties or Elberton, as applicable: (i) a copy of the letters from (A) the OCC approving the Conversion Application and authorizing the use of the Offering Circular and Proxy Statement, (B) letters from the FDIC and the GDBF approving the Interagency Application and (C) the FRB approving the Holding Company Application; (ii) a certificate of existence from the GDBF for the Bank and from the OCC for Elberton; (iv) a certificate from the FDIC evidencing the Bank’s and Elberton’s insurance of accounts; (v) a certificate from the FHLB-Atlanta evidencing the Bank’s and Elberton’s membership therein; (vi) a certificate from the Georgia Secretary of State evidencing the good standing of the Company; and (vii) such other documents and certificates as the Agent may reasonably request.

(p) Subsequent to the date hereof, there shall not have occurred any of the following; (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange (the “NYSE”) or in the over-the-counter market, or quotations halted generally on the NASDAQ, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASDAQ or by order of the SEC or any other Governmental Authority; (ii) a general moratorium on the operations of commercial banks, or federal savings and loan associations or a general moratorium on the withdrawal of deposits from commercial banks or federal savings and loan associations declared by federal or Georgia authorities; or (iii) the engagement by the United States in hostilities that have resulted in the declaration, on or after the date hereof, of a national emergency or war or a material decline in the price of equity or debt securities, if the effect of such declaration or decline, in the Agent’s reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Offering Circular.

(q) At or prior to the Closing Date, the Agent and counsel to the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Agent or its counsel.

(r) All opinions, certificates, letters and documents delivered pursuant to this Section 10 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent or to counsel for the Agent. Any certificate signed by an officer of a Primary Party and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by such Primary Party, as applicable, to the Agent as to the statements made therein.

Section 11. Indemnification.

(a) The Oconee Parties, jointly and severally, agree to indemnify and hold harmless the Agent, its officers and directors, employees, attorneys and agents, and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (collectively, “Related Persons”), to the fullest extent permitted by law, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, settlement expenses), joint or several, that the Agent or the Agent’s Related Persons may suffer or to which the Agent or the Agent’s Related Persons may become subject under all applicable federal or state laws or otherwise related to or arising out of the Offering or the engagement of the Agent pursuant to or the performance by the Agent of the services contemplated by this Agreement, and to promptly reimburse the Agent or the Agent’s Related Persons upon written demand for any expense

(including all fees and disbursements of counsel) incurred by the Agent or the Agent’s Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Conversion Application (or any amendment or supplement thereto), the Interagency Application (or any amendment to supplement thereto), the Holding Company Application (or any amendment or supplement thereto) preliminary or final Offering Circular (or any amendment or supplement thereto), Offering Statement (or any amendment or supplement thereto) or based upon written information supplied by a Oconee Party and filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the “Blue Sky Application”), or any document, advertisement, oral statement or communication, or supplemental sales material (including the supplemental sales material filed as an exhibit to the Conversion Application) (“Sales Information”) prepared, made or executed by or on behalf of a Oconee Party with its consent and based upon written or oral information furnished by or on behalf of a Oconee Party, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Conversion Application (or any amendment or supplement thereto), the Interagency Application (or any amendment to supplement thereto), the Holding Company Application (or any amendment or supplement thereto) preliminary or final Offering Circular (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Merger Conversion; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statement in, or material omission or alleged material omission from, the Conversion Application (or any amendment or supplement thereto), the Interagency Application (or any amendment to supplement thereto), the Holding Company Application (or any amendment or supplement thereto) preliminary or final Offering Circular (or any amendment or supplement thereto), any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to a Primary Party, by the Agent or its counsel regarding the Agent, and provided, that it is agreed and understood that the only information furnished in writing to a Primary Party, by the Agent regarding the Agent is set forth in the Offering Circular in the third paragraph under the caption “Plan of Distribution;” provided further, that such indemnification shall not apply to the extent that such indemnification by the Company would constitute a covered transaction under Section 23A of the Federal Reserve Act, as amended; and provided further, that such indemnification shall not apply to the Primary Parties to the extent any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent’s gross negligence or bad faith.

(b) The Agent agrees to indemnify and hold harmless the Primary Parties and the Primary Parties’ Related Persons against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which a Primary Party or any of the Primary Parties’ Related Persons may suffer or to which a Primary Party or the Primary Parties’ Related Persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse a Primary Party or the Primary Parties’ Related Persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by any Primary Party or the Primary Parties’ Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Conversion Application (or any amendment or supplement thereto), the Holding Company Application (or any amendment or supplement thereto) the preliminary or final Offering Circular (or any amendment or supplement thereto), any Blue Sky Application or Sales Information, (ii) are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Conversion Application (or any amendment or supplement thereto), the Holding Company Application (or any amendment or supplement thereto) preliminary or final Offering Circular (or any amendment or supplement thereto), or any Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that the Agent’s obligations under this Section 11 shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Conversion Application (or any amendment or supplement thereto), the Holding Company Application (or any amendment or supplement thereto) the preliminary or final Offering Circular (or any amendment or supplement thereto), any Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Primary Parties, by the Agent or its counsel regarding the Agent, and provided further, that it is agreed and understood that the only information furnished in writing to the Primary Parties, by the Agent regarding the Agent is set forth in the Offering Circular in the third paragraph under the caption “Plan of Distribution.”

(c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability that it may have on account of this Section 11 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

(d) The Primary Parties shall be liable for any settlement of any claim against the Agent’s Related Persons made with the consent of the Primary Parties, which consent shall not be unreasonably withheld. The Primary Parties shall not, without the written consent of the Agent, settle or compromise any claim against them based upon circumstances giving rise to an indemnification claim against the Primary Parties hereunder unless such settlement or compromise provides that the Agent and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect of such claim.

(e) The agreements contained in this Section 11 and the representations and warranties of the Primary Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent’s Related Persons or by or on behalf of any of the Primary Parties or any of their Related Persons; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

Section 12. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 11 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Oconee Parties or the Agent, the Oconee Parties and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding, but after deducting any contribution received by the Oconee Parties or the Agent from persons other than the other parties thereto, who may also be liable for contribution) (a) in such proportion as is appropriate to reflect the relative benefits to the Oconee Parties, on the one hand, and the Agent, on the other hand, of the engagement provided for in this Agreement or, (b) if the allocation provided for in clause (a) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (a) but also the relative fault of the Oconee Parties on the one hand, and the Agent, on the other hand, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Oconee Parties on the one hand or the Agent on the other and the parties’ relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Oconee Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro-rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this Section 12. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 12 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. The relative benefits to the Oconee Parties and to the Agent of the engagement under this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received by the Oconee Parties in the Merger Conversion and the Offering that are the subject of the engagement hereunder, whether or not consummated, bears to (b) the fees paid or to be paid to the Agent under this Agreement. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount pursuant to Section 11(b) or this Section 12 that in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated limitation on the Agent’s liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. The obligations of the Oconee Parties under this Section 12 and under Section 11 shall be in addition to any liability that the Oconee Parties and the Agent may otherwise have. For purposes of this Section 12, each of the Agent’s and the Oconee Parties’ Related Persons shall have the same rights to contribution as the Agent on the one hand, or, the Oconee Parties on the other hand. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 12, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 12.

Section 13. Termination. The Agent may terminate this Agreement upon the occurrence of the following by giving the notice indicated below in Section 13 at any time after this Agreement becomes effective:

(a) If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in the Agent’s reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the NYSE shall have suspended (except that this shall not apply to the imposition of NYSE trading collars imposed on program trading); or if the United States shall have become involved in a war or major hostilities or escalation thereof; or if a general banking moratorium has been declared by a state or federal authority that has a material effect on any Primary Party; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the financial condition, results of operations or business of any Primary Party; or if any Primary Party shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured.

(b) In the event the Company fails to sell the required minimum number of Shares by the date when such sales must be completed, in accordance with the provisions of the Plan or as required by the Conversion Regulations, and applicable law, this Agreement shall terminate upon refund by the Company to each person who has subscribed for or ordered any of the Shares the full amount that it may have received from such person, together with interest as provided in the Offering Circular, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2(a), (d) and (e), 9, 11 and 12 hereof.

(c) If any of the conditions specified in Section 10 of this Agreement shall not have been fulfilled when and as required by this Agreement, unless waived in writing, this Agreement and all of the Agent’s obligations hereunder may be cancelled by the Agent by notifying the Company of such cancellation at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2(a), 2(d), 2(e), 9, 11 and 12 hereof.

(d) If the Agent elects to terminate this Agreement as provided in this Section, the Primary Parties shall be notified promptly by telephone or electronic mail, confirmed by letter.

The Primary Parties may terminate this Agreement in the event the Agent is in material breach of the representations and warranties or covenants contained in Section 6 and such breach has not been cured within thirty (30) days after any Primary Party has provided the Agent with notice of such breach.

This Agreement may also be terminated by mutual written consent of the parties hereto.

Section 14. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and (i) if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Performance Trust Capital Partners, LLC, 500 West Madison Street, Suite 450, Chicago, Illinois 60661, attention of R. Lee Burrows, Jr., with a copy to Scott A. Brown, Esq. at Luse Gorman, PC, 5335 Wisconsin Avenue, NW, Suite 780, Washington, D.C. 20015; notices to the (ii) if sent to the Company or the Bank shall be mailed, delivered or electronically mailed to T. Neil Stevens, Oconee Financial Corporation, 41 N. Main Street, Watkinsville, Georgia 30677 (with a copy to Patrick R. Hanchey, Esq. Alston & Bird LLP, Chase Tower, 2200 Ross Avenue, Suite 2300, Dallas, Texas 75201) and (iii) if sent to Elberton shall be mailed, delivered or electronically mailed to R. Daniel Graves, Elberton Federal Savings and Loan Association, Six Church Street, Elberton, Georgia 30635) (with a copy to Jonathan Hightower, Esq. at Fenimore Kay Harrison, 191 Peachtree Street, Suite 849, Atlanta, Georgia 30303.

Section 15. Parties. Any Primary Party shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of any Primary Party, when the same shall have been given by the undersigned or any other officer of such Primary Party. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Company, the Bank, Elberton, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

Section 16. Closing. The closing for the sale of the Shares (the “Closing”) shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the Company. At the Closing, the Company shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 2 and 9 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Offering Circular.

Section 17. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

Section 18. Governing Law and Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

Section 19. Counterparts. This Agreement may be executed in separate counterparts, and by facsimile or electronic transmission, including by .pdf and electronic mail, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Section 20. Entire Agreement. This Agreement, including schedules and exhibits hereto, which are integral parts hereof and incorporated as though set forth in full, constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understandings, and cannot be modified, changed, waived or terminated except by a writing which expressly states that it is an amendment, modification or waiver, refers to this Agreement and is signed by the party to be charged; provided; however, that nothing in this Agreement shall supersede the Indemnification provisions contained in the Conversion Engagement Letter and the Merger Conversion Letter and such provisions remain in full force and effect. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

Section 21. Survival. The respective indemnities, agreements, representations, warranties and other statements of each Primary Party and the Agent, as set forth in this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any of the Agent’s officers or directors or any person controlling the Agent, or any Primary Party, or any of their officers or directors or any person controlling such Primary Party, and shall survive termination of this Agreement and receipt or delivery of any payment for the Shares.

Section 22. Waiver of Trial by Jury. Each of the Agent and each Primary Party waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based on contract, tort or otherwise) related to or arising out of this Agreement.

Section 23. Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. § 261.2(c) and as identified in 12 C.F.R. § 309.5(g)(8)) of a Governmental Authority to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply.

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If the foregoing correctly sets forth the arrangement among the Primary Parties and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent’s acceptance shall constitute a binding agreement.

Very truly yours,

OCONEE FINANCIAL CORPORATION, a Georgia corporation

By:
Name:	T. Neil Stevens
Title:	President and Chief Executive Officer

OCONEE STATE BANK, a Georgia-chartered bank

By:
Name:	T. Neil Stevens
Title:	President and Chief Executive Officer

ELBERTON FEDERAL SAVINGS & LOAN ASSOCIATION, a federally chartered savings association in mutual form

By:
Name:	R. Daniel Graves
Title:	President and Chief Executive Officer

Accepted as of the date first written above:

PERFORMANCE TRUST CAPITAL PARTNERS, LLC

By:
Name:	R. Lee Burrows, Jr.
Title:	Vice Chairman-Investment Banking

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